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                                                                   EXHIBIT 10.17


                                                                [SPLITROCK LOGO]


                        ATM BACKBONE SERVICES AGREEMENT

This Agreement for ATM Backbone Services (the "Agreement") is made by SPLITROCK SERVICES, INC., a Texas corporation with its principal offices at 2170 Buckthorne Place, Suite 350, The Woodlands, Texas 77330, ("SPLITROCK"), and NETWORKTWO COMMUNICATIONS GROUP, a Delaware corporation with its principal office at 175 Jackson Plaza, Ann Arbor, Michigan 48106 ("NETWORKTWO"). SPLITROCK and NETWORKTWO agree that the following terms and conditions apply to the provision and use, within the United States, of the ATM Backbone Services referenced in any appendices attached to this Agreement and Service Orders signed by NETWORKTWO and accepted in writing by SPLITROCK.

1. SERVICES: ATM Backbone Service ("ATM Service") shall be provided by SPLITROCK. ATM Service configurations for each network node shall be described on SPLITROCK's Service Orders in effect when the Service is ordered. Charges for ATM Service shall be in accordance with Exhibits A and B attached hereto and by relevant Service Orders.

2. MINIMUM MONTHLY COMMITMENT: Commencing as of the Commitment Commencement Date set forth below and continuing through the Commitment Ending Date below, NETWORKTWO agrees to maintain each month base rate charges for domestic ATM Services (before the application of discounts) (collectively the "Base Rate Charges") equal to at least the Minimum Monthly Commitment set forth below:


     Minimum Monthly Commitment:   $      0 for each month in calendar year 1998
                                   $200,000 for each month in calendar year 1999
                                   $300,000 for each month in calendar years 2000 and 2001


     (Based on NETWORKTWO's actual monthly Base Rate Charges for Service before the application of discount and/or factored credits as set forth in Paragraph 7 below.)

     NETWORKTWO will be excused from further Minimum Monthly Commitments when its aggregate payments to SPLITROCK under this Agreement is equal to or exceeds $11 million.

3.   SERVICE TERM/COMMENCEMENT/COMMITMENT:

          Commitment Period: Thirty (36) months

          Commencement Date: For the purposes of this Agreement, the "Commencement Date" will be next billing cycle following the date that this Agreement has been fully executed by both parties, and all required documentation has been properly executed and delivered to SPLITROCK.

          Commitment Commencement Date: The Commencement Date as defined above.

          Commitment Ending Date: Thirty-six (36) months following the Commitment Commencement Date.

4. BILLING AND PAYMENT: NETWORKTWO shall pay SPLITROCK all charges due under this Agreement, without deduction or setoff. All payments shall be mailed to SPLITROCK at the address stated on the bill. Bills will be issued monthly and are payable within twenty-five (25) days from the date shown on the invoice. NETWORKTWO agrees to pay any taxes due on the Services, however designated (excluding taxes on SPLITROCK's net income), unless NETWORKTWO provides a valid tax exemption certificate. SPLITROCK agrees that payments it receives under this Agreement are not subject to universal service fund contribution requirements under current FCC rules and, so long as those rules remain, SPLITROCK will not access universal service fund charges under this Agreement. An initial deposit of $50,000 is required thirty (30) days after the signing of this letter. By June 30, 1998, a deposit equal to 50% of the average charges for the previous quarter must be maintained.* Adjustment to the required deposit will be calculated quarterly.

*    SEE NOTE #1: Changes to required deposit.


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ATM BACKBONE SERVICES AGREEMENT
NOTE #1

25 April 1998


Changes to Required Deposit
---------------------------

The requirement and level of deposit shall be based on NETWORKTWO's payment history and ability to pay. SPLITROCK and NETWORKTWO will agree on a method of determining the deposit percentage within 45 days of the signing of this agreement.

If the deposit held by SPLITROCK should exceed the amount calculated for any quarter the difference will be applied to the next invoice for service.

Termination of this agreement will result in the Release and Return of the deposit held, to NETWORKTWO, less any fees owed to SPLITROCK.

    AJD
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5.   TERMINATION: If NETWORKTWO fails to pay any outstanding charges within ten
     (10) days after receipt of written notice from SPLITROCK of delinquency, or if NETWORKTWO fails to perform or observe any other material term or condition of this Agreement within thirty (30) days after receipt of written notice from SPLITROCK of such failure, SPLITROCK may terminate this Agreement. NETWORKTWO shall then be liable for all charges incurred as of the date of termination and, if applicable, any Termination Charges associated with termination prior to the Commitment Ending Date. The Termination Charges will consist of the difference between the total aggregate payments made by NETWORKTWO under this Agreement and $11 million. NETWORKTWO will be excused from said Termination Charges when its aggregate payments to SPLITROCK under this Agreement is equal to or exceeds $11 million. It is agreed that Splitrock's damages and or losses shall be difficult or impossible to ascertain. The provision for a Termination Charge is intended, therefore, to establish liquidated damages in the event of a termination and is not intended as a penalty. If SPLITROCK fails to perform any material term or condition of this Agreement within thirty (30) days after receipt of written notice from NETWORKTWO of such failure, NETWORKTWO may terminate this Agreement.

6.   PROPRIETARY INFORMATION:

     A. Confidential Information: The parties understand and agree that the terms and conditions of this Agreement, all documents referenced herein and invoices to NETWORKTWO for Service provided hereunder, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to NETWORKTWO for any Service proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively, "Confidential Information"), are confidential as between NETWORKTWO and SPLITROCK.

     B. Limited Disclosure: A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any party other than the directors, officers, and employees of a party or a party's agents including their respective brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

     C. Press Releases: The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated companies, will be submitted to the non-publishing party for its written approval prior to publication.

     D. Survival of Confidentiality: The provisions of this Section 6 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Service hereunder.


7. PRICING: Rates for ATM Services shall be as set forth in SPLITROCK's ATM Price and Discount Structure attached hereto as Exhibit A. Discounts shall be as described as set forth below and in the attached Exhibit A.

DISCOUNT SCHEDULE

1st through 12th month

Monthly Volume                                                         Discount
--------------                                                         --------
All monthly volumes                                                    45%

13th through 18th month
Month                         SPLITROCK "Factored" Credit + Actuals    See attached Exhibit A.
-----                         -------------------------------------
13th                          $500,000 + actual charges = volume


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   14th                 $400,000 + actual charges = volume
   15th                 $300,000 + actual charges = volume
   16th                 $200,000 + actual charges = volume
   17th                 $100,000 + actual charges = volume
   18th                 $0 + actual charges = volume

   (19th through 36th month)                              See attached Exhibit A

   The term "factored credit", as used above for months 13 to 18, shall mean a monthly declining sum that SPLITROCK factors in to the calculation for determining the total monthly volume.

   During the 18th month following the Commencement Date, SPLITROCK agrees, if requested by NETWORKTWO, to cooperate in a good faith evaluation of average industry price trends for the types of services provided under this Agreement and, if such prices have fallen materially since the Commencement Date, to negotiate in good faith for a corresponding adjustment in the prices and discounts to be paid by NETWORKTWO for the remaining term of this Agreement. In the event any such adjustments are agreed upon, the Minimum Monthly Commitment of Paragraph 2, and the Termination Charges of Paragraph 5, will be revised proportionately.

8. APPLICATION OF DISCOUNTS: Commencing as of the Commencement Date and continuing through the Commitment Ending Date, SPLITROCK agrees to aggregate monthly Base Rate Charges for ATM Services (collectively "Monthly Volume") in determining NETWORKTWO's corresponding discount for ATM Services.

9. WAIVER OF ATM INSTALLATION CHARGES: Commencing with the Commencement Date and continuing through the Commencement Ending Date, SPLITROCK agrees to waive installation charges ("Installation Waivers") set forth in Auxillary Charges, attached hereto as Appendix B. In the event that NETWORKTWO terminates this Agreement prior to the Commitment Ending Date, SPLITROCK may debit NETWORKTWO's account in the amount as deletion and cancellation charges shown on Exhibit B.

10. WARRANTY AND LIMITATION OF LIABILITY

    A. UNDER THIS AGREEMENT, SPLITROCK PROVIDES SERVICES, NOT GOODS. SPLITROCK WARRANTS THAT IT WILL PERFORM THESE SERVICES IN A WORKMANLIKE MANNER.
        NO TARIFFED SERVICES ARE OR WILL BE PROVIDED UNDER THIS AGREEMENT. SPLITROCK MAKES NO OTHER WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT, AND SPLITROCK EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

    B. FOR PURPOSES OF THIS PARAGRAPH 10.B., SPLITROCK INCLUDES SPLITROCK AND ANY AFFILIATED AND SUBSIDIARY COMPANIES OF SPLITROCK, AND THE DIRECTORS, EMPLOYEES, OFFICERS, AGENTS, CONTRACTORS, SUBCONTRACTORS AND SUPPLIERS OF ALL OF THEM.

        (1) SPLITROCK'S LIABILITY TO NETWORKTWO ON ACCOUNT OF ANY ACTS OR OMISSIONS RELATING TO THIS AGREEMENT SHALL BE LIMITED TO PROVEN DIRECT DAMAGES IN AN AGGREGATE AMOUNT NOT TO EXCEED $20,000.00. HOWEVER, NOTHING IN THIS SUBPARAGRAPH 10B(1) LIMITS SPLITROCK'S LIABILITY FOR DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY, OR FOR BODILY INJURY OR DEATH, PROXIMATELY CAUSED BY SPLITROCK'S NEGLIGENCE.

        (2) SPLITROCK SHALL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR HARM TO BUSINESS, LOST PROFITS, LOST SAVINGS OR LOST REVENUES, WHETHER OR NOT SPLITROCK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        (3) THESE LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY OR TORT.





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                  INCLUDING WITHOUT LIMITATION NEGLIGENCE OF ANY KIND, WHETHER
                  ACTIVE OR PASSIVE, AND SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

            (4) SPLITROCK SHALL NOT BE LIABLE FOR (1) SERVICE IMPAIRMENTS CAUSED BY ACTS WITHIN THE CONTROL OF NETWORKTWO, ITS EMPLOYEES, AGENTS, SUBCONTRACTORS, SUPPLIERS OR LICENSEES OR
                  (2) INTEROPERABILITY OF SPECIFIC NETWORKTWO APPLICATIONS.

             C. SPLITROCK acknowledges that, in the course of its performance under this Agreement, it will obtain knowledge about the identity, location, usage patterns and other characteristics of NETWORKTWO's customers. SPLITROCK warrants that it will not use this information to solicit, market or otherwise deal directly with NETWORKTWO's Customers without the written authorization of NETWORKTWO. The previsions of this Paragraph 10.C. will survive for six months following termination or expiration of the term of this Agreement.

11. GENERAL

    A. If a dispute arises out of or relates to this Agreement, or its breach, and if the dispute cannot be settled by good-faith negotiations, the parties agree to submit the dispute to the American Arbitration Association for non-binding mediation by a sole mediator. Each party shall bear its own expenses associated with the mediation, and an equal share of the compensation of the mediator and administrative fees. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

    B. This Agreement shall be governed by and construed under the laws of the State of Texas, except its choice of law rules.


    C. Neither party shall publish or use any advertising, sales promotions, press releases or other publicity which use the other party's name, logo, trademarks or service marks without the prior written approval of the other party.

    D. Nothing in this Agreement shall create or vest in NETWORKTWO any right, title, or interest in the Services, other than the right to use the Services under the terms and conditions of this Agreement.

    E. If any portion of this Agreement is found to be invalid or unenforceable, the remaining portions shall remain in effect and the parties will begin negotiations for a replacement of the invalid or unenforceable portion.

    F. This Agreement may not be assigned by either party without the prior written consent of the other. SPLITROCK may subcontract any or all of the work to be performed by it under this Agreement, but shall retain responsibility for the work that is subcontracted.

    G. SPLITROCK's performance obligations under this Agreement shall be solely to NETWORKTWO and not to any third party. Other than as expressly set forth herein, this Agreement shall not be deemed to provide third parties with any remedy, claim, right of action, or other right.

    H.       SPLITROCK SHALL NOT HAVE ANY LIABILITY FOR DAMAGES OR DELAYS
             DUE TO FIRE, EXPLOSION, LIGHTNING, POWER SURGES OR FAILURES, STRIKES OR LABOR DISPUTES, WATER, ACTS OF GOD, THE ELEMENTS, WAR, CIVIL DISTURBANCES, ACTS OF CIVIL OR MILITARY AUTHORITIES OR THE PUBLIC ENEMY, INABILITY TO SECURE PRODUCTS OR TRANSPORTATION FACILITIES, FUEL OR ENERGY SHORTAGES, ACTS OR OMISSIONS OF COMMUNICATIONS CARRIERS OR SUPPLIERS, OR OTHER CAUSES BEYOND ITS CONTROL WHETHER OR NOT SIMILAR TO THE FOREGOING.

    I. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing unless otherwise specified in this Agreement and shall be deemed to have been duly made and received when personally served, or when mailed by first class mail, postage prepaid, to the addresses indicated on Page 1 of this Agreement. The parties may change the addresses on ten (10) days' prior written notice.

THIS IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER AND IT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS, OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL.



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CONCERNING SUCH SERVICES.  No change, modification, or waiver of any of the terms of this Agreement shall be binding unless included in a written agreement and signed by both parties.


NETWORKTWO COMMUNICATIONS GROUP              SPLITROCK SERVICES, INC.


/s/ ALFRED J. DEIMAGGI                       /s/ WILLIAM R. WILSON
-------------------------------              --------------------------------
(Authorized Signature)                       (Authorized Signature)


ALFRED J. DEIMAGGI                           WILLIAM R. WILSON
-------------------------------              --------------------------------
President & COO                              (Print Name and Title)


          4/26/98                                      4/28/98
-------------------------------              --------------------------------
(Date Signed)                                (Date Signed)



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